                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Investor/Media Contact:
Cynthia Sucher    307-622-4700
csucher@mpbc.cc

           CYBERGUARD ANNOUNCES THIRD QUARTER FISCAL YEAR 2003 RESULTS

           - $8.64 MILLION REVENUES SET NEW HIGH, REPRESENT 37 PERCENT INCREASE OVER SAME QUARTER LAST YEAR -

          - COMPANY SCORES SIXTH CONSECUTIVE QUARTER OF PROFITABILITY -


FT. LAUDERDALE, FLORIDA - APRIL 24, 2003 - CyberGuard Corporation (AMEX: CFW), the technology leader in network security, today reported revenues of $8.643 million for the third quarter of fiscal year 2003 ending March 31, 2003. That is an increase of $2.352 million or 37 percent over revenues of $6.291 million for the third quarter of fiscal year 2002. The highest quarterly revenues in the company's history brought the company's total revenue for the first nine months of fiscal year 2003 to $23.976 million, surpassing revenues of $22.34 million for all of fiscal year 2002.

For the sixth consecutive quarter, CyberGuard reported positive net income. The company announced net income for the third quarter of $5.148 million or $0.20 per diluted share. Net income includes an income tax benefit of $4.169 million primarily as a result of the reversal of a portion of the deferred tax asset valuation allowance. Excluding the effect of the income tax benefit, CyberGuard reported net income before tax of $979,000 or $0.04 per diluted share compared to $81,000 or $0.00 per diluted share for the same quarter of the previous fiscal year, an improvement of $898,000. For the first nine months of fiscal year 2003, CyberGuard reported net income of $7.588 million or $0.31 per diluted share as compared to a loss of ($717,000) for the first nine months of fiscal year 2002 or ($0.04) per diluted share.

Scott Hammack, chief executive officer of CyberGuard Corporation, stated, "Being able to report positive earnings for six consecutive quarters coupled with significant revenue growth over the past three quarters is remarkable, especially given the current economic climate. The record we've compiled shows clearly that we continue to move in the right direction. CyberGuard is financially stronger than at any time in our history. We continue to strengthen our balance sheet and our cash position, and remain virtually debt free."

Hammack said that, as a result of CyberGuard's increasing financial strength, the company is positioning itself to go on the offensive in the security market space. He stated, "We are continuing to generate cash, which allows us to become more strategic and less tactical in our investments as we move forward. We have been investing significant resources back into our business because we see great opportunity to capture market share. And we continue to look for value M&A (merger and acquisition) opportunities, such as our recent successful NetOctave acquisition." Hammack said the company was hiring additional engineering talent to invest in research and development along with sales talent to take advantage of new sales opportunities. He added that the company would be introducing some new products within the near future, including Global Command Center, an enterprise central management solution.

Significant events since the start of the third quarter include:

o January 6 - CyberGuard's firewall technology proves interoperable with Baltimore Technologies' Identrus-compliant financial security solution, opening door to expanded global financial services market opportunities.

o January 23 - CyberGuard announced that it would acquire certain assets of NetOctave, a leading manufacturer of security processors and accelerator boards and cards for the SSL (secure sockets layer) and IPsec (Internet protocol security) markets, for $1.5 million in cash and stock. The transaction closed in early March.

o February 24 - CyberGuard rolls out a new look for its security appliances, including sleek bezel fronts, along with a new global branding campaign.

o March 10 - CyberGuard's newly acquired NetOctave division adds new half-height board and features to its IPsec and SSL hardware acceleration products and outlines aggressive product roadmap.

o March 11 - CyberGuard announces intention to enter evaluation for Department of Defense's rigorous new Medium Robustness Protection Profile for firewalls, signifying its continuing strong commitment to securing government networks.

o April 8 - CyberGuard opens new federal division offices and training center in Washington, D.C., metro area to accommodate growing demand from U.S. Federal government.

o April 14 - NetOctave division announces FIPS 140-2 (Federal Information Protection Standard) capabilities for its IPsec and SSL hardware acceleration products.

                                     (More)


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(CYBERGUARD ANNOUNCES THIRD QUARTER FISCAL YEAR 2003 RESULTS          page two)

CONFERENCE CALL INFORMATION

A CONFERENCE CALL TO REVIEW FISCAL YEAR 2003 THIRD QUARTER RESULTS WILL BE HELD ON THURSDAY, APRIL 24, 2003, AT 10:00 A.M. EASTERN TIME. TO PARTICIPATE, PLEASE DIAL 1-706-645-9750 AND ASK FOR CONFERENCE ID NUMBER 9854320. A RECORDING OF THE CONFERENCE CALL PROCEEDINGS WILL BE AVAILABLE FROM TWO HOURS AFTER THE CALL'S CONCLUSION ON APRIL 24 UNTIL MIDNIGHT EASTERN TIME ON MAY 1, 2003. BOTH U.S. AND INTERNATIONAL CALLERS MAY LISTEN TO THE RECORDING BY DIALING 1-706-645-9291 AND REQUESTING CONFERENCE ID NUMBER 9854320. FINANCIAL INFORMATION IS AVAILABLE ON THE COMPANY'S WEB SITE AT HTTP://WWW.CYBERGUARD.COM/INVESTORS/RESOURCES.CFM.

ABOUT CYBERGUARD CORPORATION

CyberGuard Corporation, the technology leader in network security, provides enterprise and electronic commerce security solutions to Global 2000 companies and governments worldwide. CyberGuard's award winning, industrial-strength firewall/VPN products and services protect the integrity of data and applications from unauthorized access. CyberGuard's appliances, which include SL, KS, FS and LX models, hold Common Criteria Evaluation Assurance Level 4+ (EAL4+) certification, the most prestigious and rigorous IT security evaluation available. The company has world headquarters in Ft. Lauderdale, Florida, and branch offices worldwide. More information on CyberGuard Corporation can be found at HTTP://WWW.CYBERGUARD.COM.

FORWARD-LOOKING STATEMENTS

Statements regarding estimates, expectations and future prospects contained in this press release are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments, and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees and that actual results might differ materially from those suggested in the forward-looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer security; the Company's history of losses; the Company's ability to execute on its business plans; the Company's dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networking companies; uncertainties in availability of expansion capital in the future and other risks associated with capital markets; overall network security spending; global economic conditions; and the outcome of a class action lawsuit against the Company. For a more complete discussion regarding forward-looking statements, the reader is referred to the Company's periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the Form 10-K for the fiscal year ended June 30, 2002, and other information filed with the Commission.



                               -- TABLES FOLLOW -


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(CYBERGUARD ANNOUNCES THIRD QUARTER FISCAL YEAR 2003 RESULTS        page three)


                     CYBERGUARD CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                             (Amounts in thousands)


                                                                     Mar. 31,      June 30,
                                                                      2003           2002
                                                                    --------       --------
ASSETS
Cash and cash equivalents                                           $ 10,538       $  6,166
Restricted cash                                                           82             44
Accounts receivable, less allowance for uncollectible accounts
  of $327 at Mar. 31, 2003, and $109 at June 30, 2002                  6,904          5,152
Inventories, net                                                         451            442
Other current assets                                                   1,302            801
                                                                    --------       --------
  Total current assets                                                19,277         12,605

Property and equipment at cost, less accumulated
  depreciation of $3,076 at Mar. 31, 2003, and
  $2,335 at June 30, 2002                                              1,720          1,212
Capitalized software, net                                                202            219
Intangibles, net                                                         963             --
Other assets                                                              87             94
Deferred tax asset, net                                                4,249             --
                                                                    --------       --------
        Total assets                                                $ 26,498       $ 14,130
                                                                    ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Note payable                                                        $     29       $    140
Accounts payable                                                         844            778
Deferred revenue                                                       5,181          3,951
Accrued expenses and other liabilities                                 3,388          2,305
                                                                    --------       --------
 Total liabilities                                                     9,442          7,174

Commitments and Contingencies                                             --             --

Shareholders' equity

Preferred Stock par value $0.01; authorized
  5 shares; none issued                                                   --             --
Common stock par value $0.01; authorized 50,000 shares;
   issued and outstanding 20,423 at Mar. 31, 2003,
   and 19,100 at June 30, 2002                                           204            191
Additional paid-in capital                                            91,240         88,673
Accumulated deficit                                                  (74,487)       (82,075)
Accumulated other comprehensive income                                    99            167
                                                                    --------       --------
  Total shareholders' equity                                          17,056          6,956
                                                                    --------       --------
        Total liabilities and shareholders' equity                  $ 26,498       $ 14,130
                                                                    ========       ========

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(CYBERGUARD ANNOUNCES THIRD QUARTER FISCAL YEAR 2003 RESULTS         page four)


                     CYBERGUARD CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                  (Amounts in thousands, except per share data)


                                                            Three Months Ended          Nine Months Ended
                                                          ----------------------      ----------------------
                                                          Mar. 31,      Mar. 31,      Mar. 31,      Mar. 31,
                                                            2003          2002          2003         2002
                                                          --------      --------      --------      --------
Revenues:
Products                                                    6,178         4,557        16,846        11,526
Services                                                    2,465         1,734         7,130         5,093
                                                          -------       -------       -------       -------
  Total revenues                                            8,643         6,291        23,976        16,619
                                                          -------       -------       -------       -------

Cost of revenues:
Products                                                    1,499         1,377         4,120         3,243
Services                                                      568           511         1,841         1,455
                                                          -------       -------       -------       -------
  Total cost of revenues                                    2,067         1,888         5,961         4,698
                                                          -------       -------       -------       -------
Gross profit                                                6,576         4,403        18,015        11,921
                                                          -------       -------       -------       -------

Operating expenses:
Research and development                                    1,686         1,239         3,941         3,598
Selling, general and administrative                         3,917         3,079        10,782         9,034
                                                          -------       -------       -------       -------
  Total operating expenses                                  5,603         4,318        14,723        12,632
                                                          -------       -------       -------       -------
Operating income (loss)                                       973            85         3,292          (711)
                                                          -------       -------       -------       -------

Other income/(expense):
Interest income, net                                           31            13            85            40
Loss on sale of assets                                         --            --           (33)          (17)
Other income/(expense):                                       (25)          (17)           75           (29)
                                                          -------       -------       -------       -------
  Total other income/(expense)                                  6            (4)          127            (6)
                                                          -------       -------       -------       -------
Net income (loss) before income tax benefit                   979            81         3,419          (717)

Income tax benefit                                          4,169            --         4,169            --
                                                          -------       -------       -------       -------
Net income (loss)                                           5,148            81         7,588          (717)
                                                          =======       =======       =======       =======
Basic earnings (loss) per common share                    $  0.26       $  0.00       $  0.39       $ (0.04)
                                                          =======       =======       =======       =======

Weighted average number of common shares outstanding       20,078        18,883        19,574        18,700
                                                          =======       =======       =======       =======

Diluted earnings (loss) per common share                  $  0.20       $  0.00       $  0.31       $ (0.04)
                                                          =======       =======       =======       =======

Diluted common shares outstanding                          25,567        22,369        24,376        18,700
                                                          =======       =======       =======       =======

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(CYBERGUARD ANNOUNCES THIRD QUARTER FISCAL YEAR 2003 RESULTS         page five)

                     CYBERGUARD CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                             (Amounts in thousands)


                                                                     Nine Months Ended
                                                                   ----------------------
                                                                    Mar. 31,      Mar. 31,
                                                                     2003          2002
                                                                   --------       -------
Cash flows from operating activities:
Net income/(loss)                                                  $  7,588       $  (717)
Adjustments to reconcile net income/(loss) to net cash
  provided by operating activities:
Depreciation                                                            750           504
Amortization                                                            316           554
Loss on disposal of property & equipment                                 33            17
Provision for uncollectible accounts receivable                         218            30
Deferred tax benefit                                                 (4,249)           --
Compensation expense related to stock options                            75           106
Non cash expense for company 401(k) match                               192           193
Translation adjustment                                                  (68)           14

Changes in assets and liabilities (excluding the effect of
  acquisition)
(Increase)/Decrease in restricted cash                                  (38)          760
(Increase) in accounts receivable                                    (1,970)       (1,039)
(Increase)/Decrease in other current assets                            (458)           93
(Increase) in inventories                                              (543)         (140)
Increase/(Decrease) in accounts payable                                  66           (22)
Increase/(Decrease) in accrued expenses and other liabilities           565          (111)
Increase in deferred revenue                                          1,230         1,051
Decrease/(Increase) in other, net                                         7            (1)
                                                                   --------       -------
  Net cash provided by operating activities                           3,714         1,291
                                                                   --------       -------

Cash flows used in investing activities:
Capitalized software costs                                             (179)         (172)
Acquisition of certain assets of NetOctave                             (300)           --
Proceeds from the sale of property & equipment                           --            11
Purchase of property & equipment                                       (315)         (338)
                                                                   --------       -------
  Net cash (used in) investing activities                              (794)         (499)
                                                                   --------       -------

Cash flows provided by/(used in) financing activities:
Repayment on notes payable                                             (111)         (830)
Borrowing on notes payable                                               --           257
Net repayments on line of credit                                         --          (113)
Proceeds from stock options exercised                                 1,473           403
Proceeds from issuance of common stock in stock purchase plan            90           160
                                                                   --------       -------
  Net cash provided by/(used in) financing activities                 1,452          (123)
                                                                   --------       -------

Net increase in cash                                                  4,372           670
Cash and cash equivalents at beginning of period                      6,166         4,771
                                                                   --------       -------
Cash and cash equivalents at end of period                         $ 10,538       $ 5,441
                                                                   ========       =======

Supplemental disclosure of cash flow information:
Cash paid for interest                                                    7            55
                                                                   ========       =======
Cash paid for income taxes                                               --            --
                                                                   ========       =======


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(CYBERGUARD ANNOUNCES THIRD QUARTER FISCAL YEAR 2003 RESULTS          page six)


Supplemental disclosure of non-cash information (amounts in thousands):

During January 2001, approximately 310 options to purchase shares of the Company's common stock were issued at a below market price, which required the Company to record approximately $16 and $59 in compensation expense for the period ended March 2003 and 2002 respectively. The Company's CEO, Scott Hammack, participated in a special option program which required the Company to record compensation expense of $59 for the nine-months ended March 31, 2003, and $47 for the nine-months ended March 31, 2002.

In connection with the acquisition of certain assets of NetOctave, 107 shares valued at $750 were issued, a contingent purchase consideration of $450 and costs associated with the closing of $68 were accrued for during the quarter ended March 31, 2003.

For the period ended March 31, 2003, approximately $694 of inventory was reclassified to fixed assets.